EXHIBIT 21

Company and Subsidiary:

                                                 Percentage of voting
                             Sovereign power     securities owned by
                          under which organized    immediate parent
                          ---------------------  --------------------
International Paper
 Company (the "Company")        New York                Parent

IP Timberlands, Ltd.*           Texas            The Company owns 100% of
                                                 the Class A Common Stock
                                                 and Class B Common Stock
                                                 of IP Forest Resources
                                                 Company, managing
                                                 general partner of IPT,
                                                 and 84% of the Class A
                                                 Depositary Units and
                                                 100% of the Class B
                                                 Depositary Units of IPT.

Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.

* For Regulation S-X purposes.